Exhibit 31.1

Certification of Chief Executive Officer Pursuant to
Securities Exchange Act Rules 13a-15(e) and 15d-15(e) as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Zhong Bo, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ZST Digital Networks, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 22, 2011	/s/ Zhong Bo
Zhong Bo
Chief Executive Officer